Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ILLINOIS POWER HOLDINGS II, LLC", CHANGING ITS NAME FROM "ILLINOIS POWER HOLDINGS II, LLC" TO "IPH II, LLC", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF APRIL, A.D. 2015, AT 12:21 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5299653 8100

AUTHENTICATION: 2340225

150591603

DATE: 05-01-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:27 PM 04/30/2015
FILED 12:21 PM 04/30/2015
SRV 150591603 - 5299653 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

ILLINOIS POWER HOLDINGS II, LLC

Pursuant to Section 18-202 of the
Delaware Limited Liability Company Act

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1. The name of the limited liability company is Illinois Power Holdings II, LLC (the "Company").

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to IPH II, LLC.

3. Accordingly, section 1. of the Certificate of Formation shall, as amended, read as follows:

"1. The name of the limited liability company is IPH II, LLC."

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 30th day of April, 2015.

ILLINOIS POWER HOLDINGS II, LLC

By: ______________________
Name: Heidi D. Lewis
Title: Authorized Person